CTS Corporation
Form 10-K 2003

EXHIBIT (23)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-90697, No. 333-72146 and No. 333-88448), Registration Statement on Form S-4 (No. 333-34861), and Registration Statements on Form S-8 (No. 333-62202, No. 333-5730, No. 333-91335 and No. 333-106614) of CTS Corporation of our report dated January 26, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
February 18, 2004